Exhibit 99.1

Clarivate Announces Commencement of Offering of $1.0 Billion Senior Secured Notes and $1.0 Billion Senior Notes

LONDON, June 10, 2021 /PRNewswire/ -- Clarivate Plc (NYSE: CLVT), a global leader in providing trusted information and insights to accelerate the pace of innovation, announced today the commencement of a private offering (the “Offering”) of $1.0 billion of senior secured notes due 2028 (the "Secured Notes") and $1.0 billion of senior notes due 2029 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). The Notes are expected to be issued by Clarivate Science Holdings Corporation (the “Issuer”), an indirect wholly-owned subsidiary of Clarivate, subject to market and other conditions.

Clarivate intends to use the net proceeds from the Offering, together with the net proceeds of its previously announced equity offerings and cash on hand, to finance the purchase price for its pending acquisition of ProQuest announced on May 17, 2021 (the “Acquisition”), and to pay related fees and expenses.

The closing of the Offering is not conditioned on, and will be consummated prior to, closing of the Acquisition. As a result, concurrently with the closing of the Offering, the Issuer will deposit the gross proceeds of the Offering into segregated escrow accounts. If the escrow conditions (which include conditions relating to the consummation of the Acquisition) are not satisfied on or prior to November 8, 2021, or if it is otherwise determined that any of the applicable escrow release conditions will not be satisfied, the Notes will be redeemed at a price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, from the issue date of the Notes, up to, but excluding, the date of such special mandatory redemption. Prior to closing of the Acquisition, the Notes will not be guaranteed, but will be secured by a first-priority security interest in the escrow accounts.

Upon consummation of the Acquisition, the Notes are expected to be guaranteed on a joint and several basis by each of Clarivate’s indirect subsidiaries that is an obligor or guarantor under Clarivate’s existing credit facilities and senior secured notes due 2026. The Secured Notes are expected to be secured on a first-lien pari passu basis with borrowings under the existing credit facilities and senior secured notes, and the Unsecured Notes will be the Issuer’s and such guarantors’ unsecured obligations.

The Offering will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), only to investors who are reasonably believed to be "qualified institutional buyers," as that term is defined in Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from, or in a transaction not subject to, such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: our pending acquisition of ProQuest; guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as amended, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC.

Media Contact:

Tabita Seagrave, Head of Global Corporate Communications

tabita.seagrave@clarivate.com

Investor Relations Contact:

Mark Donohue, Head of Global Investor Relations

mark.donohue@clarivate.com

215-243-2202

2